UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2013

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (919) 456-7800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders for Furiex Pharmaceuticals, Inc. was held on May 24, 2013.

At the meeting, our stockholders elected six members to our board of directors for a term expiring at the annual meeting of stockholders in 2014, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
June S. Almenoff, M.D., Ph.D.	6,940,028	97,859	1,890,358
Peter B. Corr, Ph.D.	6,912,838	125,049	1,890,358
Stephen R. Davis	6,976,890	60,997	1,890,358
Wendy L. Dixon, Ph.D.	6,817,918	219,969	1,890,358
Fredric N. Eshelman, Pharm.D.	6,811,271	226,616	1,890,358
Stephen W. Kaldor, Ph.D.	6,957,445	80,442	1,890,358

Our stockholders also ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The vote for such ratification was 8,910,004 shares for and 18,241 shares against (including abstentions).

At the meeting, our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 6,966,728 shares for, 71,158 shares against (including abstentions) and 1,890,359 broker non-votes.

The stockholders also approved an amendment to the Furiex Pharmaceuticals, Inc. 2010 Stock Plan to increase the number of shares reserved for issuance under the plan by 400,000 shares to a total of 2,178,641 shares. The vote for such proposal was 6,347,879 shares for, 690,008 shares against (including abstentions) and 1,890,358 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: May 29, 2013
/s/ Marshall H. Woodworth
Marshall H. Woodworth Chief Financial Officer